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                                                                   Exhibit 10.28


                         SEVERANCE AGREEMENT AND RELEASE

     The parties to this Severance Agreement and Release ("Agreement") are Elaine Fortier ("Employee") and New Focus, Inc. (the "Company") (each a "Party" and jointly the "Parties").

                                    RECITALS

     WHEREAS, Employee was employed by the Company as its Vice President of Human Resources;

     WHEREAS, Employee was notified on May 9, 2002 that her employment with the Company will terminate on June 28, 2002 (the "Termination Date");

     WHEREAS, Employee signed the New Focus, Inc. Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company (the "Proprietary Information Agreement");

     WHEREAS, the Company granted Employee an option to purchase 175,000 shares of the Company's common stock on November 3, 2000, pursuant to the New Focus, Inc. Nonstatutory Stock Option Agreement dated November 3, 2000 and amended on November 10, 2000 (the "November Stock Option Agreement") and subject to the terms and conditions thereof and of the New Focus, Inc. 2000 Stock Option Plan (the "Stock Option Plan");

     WHEREAS, in connection with the New Focus, Inc. Option Exchange Program (the "Option Exchange Program"), the November Stock Option Agreement was cancelled and superseded by two stock option grants, the first of which was pursuant to the Stock Option Agreement dated as of July 2, 2001, as amended by the Amended and Restated Nonstatutory Stock Option Agreement dated March 7, 2002 (the "March Stock Option Agreement"), pursuant to which Employee was granted an option to purchase 52,500 shares of the Company's common stock (the "First Replacement Option"), subject to the terms and conditions thereof and of the Stock Option Plan, and, the second of which was pursuant to the Stock Option Agreement dated as of January 3, 2002, as amended by the March Stock Option Agreement, pursuant to which Employee was granted an option to purchase 122,500 shares of the Company's common stock (the "Second Replacement Option" and, together with the First Replacement Option, the "Option Exchange Grants"), subject to the terms and conditions thereof and of the Stock Option Plan;

     WHEREAS, as of the Termination Date, 48,125 shares of the options subject to the First Replacement Option (1/12th on 8/2/01 and 1/12th each month thereafter) will have vested and 4,375 shares will be unvested in accordance with the terms and conditions of the Option Exchange Program, First Replacement Option and the Plan;

     WHEREAS, as of the Termination Date, 12,760 shares of the options subject to the Second Replacement Option (1/48th on 2/3/02 and 1/48th each month thereafter) will have vested and 109,740 shares will be unvested in accordance with the terms and conditions of the Option Exchange Program, Second Replacement Option and the Plan;

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     WHEREAS, Employee was granted an option to purchase 125,000 shares of the
Company's common stock on January 3, 2002 (the "New Option") pursuant to the New Focus, Inc. Stock Option Agreement dated as of January 3, 2002, as amended by the March Stock Option Agreement, and subject to the terms and conditions thereof and of the Stock Option Plan;

     WHEREAS, as of the Termination Date, all 125,000 shares subject to the New Option remain unexercised and unvested;

     WHEREAS, the Company has adopted a program for employees who are terminated as a result of the Company's restructuring plans in 2002 that accelerates the vesting of certain options held by such employees and extends the time such employees have to purchase certain options after termination (the "2002 Reduction-in-Force Program"), a description of which has been provided to Employee; and

     WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company, including, but not limited to, any and all claims arising or in any way related to Employee's employment with or separation from the Company;

     NOW THEREFORE, in consideration of the promises made herein, the Parties agree as follows:

                                    COVENANTS

     1.   Consideration.

          (a) Salary. The Company agrees to pay Employee the lump sum equivalent of one year of Employee's base salary for a total of One Hundred and Ninety-Two Thousand, Five Hundred Dollars ($192,500), less applicable withholding, in accordance with the Company's regular payroll practices. This payment will be made to Employee within 10 business days following the Effective Date of this Agreement.

          (b) Bonus. The Company agrees to pay Employee a bonus of 40% of her base salary, in the amount of Seventy-Seven Thousand Dollars ($77,000), less applicable withholding. This payment will be made to Employee within 10 business days following the Effective Date of this Agreement.

          (c) Benefits. Employee's Company-provided health insurance benefits will cease on June 30, 2002, subject to Employee's right to continue her health insurance under COBRA. The Company agrees to pay directly to the applicable carrier or provider COBRA payments for Employee and Employee's eligible family members for twelve (12) months beginning on July 1, 2002, provided Employee timely elects to continue her health insurance. Employee agrees to promptly notify the Company if she obtains health insurance through alternative employment before the expiration of the twelve-month period. The Company will cease making COBRA payments at that point. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date. Employee ceased vesting in any and all stock options

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on the Termination Date. Employee's participation in all other benefits and incidents of employment also ceased on the Termination Date.

          (d) Outplacement Assistance. The Company agrees to pay the registration fee in the amount of $5,900 for the coaching training seminar to be held in July of 2002. The Company further agrees to provide Employee with executive outplacement assistance for six (6) months from the Termination Date through an outplacement company to be mutually agreed upon by the Parties.

     2. Stock.

          (a) Termination of Vesting. Employee ceased vesting in any and all stock options on the Termination Date.

          (b)  Vested Shares.

               (1) First Replacement Option. Employee acknowledges and agrees that as of the Termination Date, the number of shares of the options subject to the First Replacement Option which Employee shall have vested in equals 48,125 shares (the "First Replacement Option Vested Shares"), none of which Employee has exercised. Employee shall be entitled to exercise the First Replacement Option Vested Shares on or before September 28, 2002, in accordance with the terms of the Option Exchange Program, the March Stock Option Agreement and the Stock Option Plan between Employee and the Company. The First Replacement Option Vested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement, the Stock Option Plan, and the Option Exchange Program.

               (2) Second Replacement Option. Employee acknowledges and agrees that as of the Termination Date, the number of shares of the options subject to the Second Replacement Option which Employee shall have vested in equals 30,625 shares, including the accelerated vesting pursuant to the 2002 Reduction-in-Force Program (the "Second Replacement Option Vested Shares"), none of which Employee has exercised. Employee shall be entitled to exercise the Second Replacement Option Vested Shares on or before June 28, 2003, in accordance with the terms of the Option Exchange Program, the March Stock Option Agreement and the Stock Option Plan between Employee and the Company, as modified by the 2002 Reduction-in-Force Program. The Second Replacement Option Vested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement, the Stock Option Plan, and the Option Exchange Program, as modified by the 2002 Reduction-in-Force Program.

               (c) Unvested Shares. Employee further acknowledges and agrees that as of the Termination Date, the number of shares of the Company's common stock which Employee shall not have vested in equals 221,250 shares (the "Unvested Shares"). The Unvested Shares shall continue to be governed by the terms and conditions of the March Stock Option Agreement and the Stock Option Plan between Employee and the Company.

               (d) Acceleration of Unvested Shares Upon a Change in Control. In accordance with the terms of the March Stock Option Agreement, in the event of a Change in Control of the Company within ninety (90) days of the Termination Date, one hundred percent (100%) of

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Employee's Unvested Shares, or 221,250 shares, shall automatically vest and be exercisable in accordance with the terms of the March Stock Option Agreement and the Stock Option Plan.

               (e) Acceleration of Unvested Shares Upon a Buy-Side Event. Employee agrees and acknowledges that her employment is being terminated as a result of a Company-wide reduction-in-force, not because the Company is currently negotiating the terms and conditions of a potential Buy-Side Event (as defined in the March Stock Option Agreement) known as Project Lanai and thus, acknowledges and agrees that she is not eligible for acceleration pursuant to Paragraph 6(b) of the March Stock Option Agreement. However, as further consideration for Employee's promises made herein, the Parties agree that, Paragraph 6(b) notwithstanding, in the event that Project Lanai closes and results in a Buy-Side Event within ninety (90) days of the Termination Date, one hundred percent (100%) of Employee's Unvested Shares, or 221,250 shares, shall automatically vest and be exercisable in accordance with the terms of the March Stock Option Agreement and the Stock Option Plan.

     3. Payment of Salary. Employee acknowledges and represents that the Company has paid all salary, wages, severance, bonuses, accrued vacation, commissions, stock, stock options, vesting and any and all other benefits due to Employee.

     4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns ("the Releasees"). Employee, on her own behalf, and on behalf of her respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Releasees, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

               (a) Any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

               (b) Any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, the sale of Company stock or Company's repurchase of shares, including without limitation, any sale of Company stock acquired upon exercise of stock options, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

               (c) Any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; fraud; fraudulent inducement; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective

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economic advantage; unfair business practices; defamation; libel; slander;
negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and any other cause of action;

               (d) Any and all claims for violation of any federal, state or municipal or local statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Fair Credit and Reporting Act; the Age Discrimination in Employment Act of 1967; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Restraining Notification Act; the Family and Medical Leave Act; the California Family Rights Act; the California Labor Code; and the California Fair Employment and Housing Act;

               (e) Any and all claims for violation of the federal, or any state, constitution;

               (f) Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

               (g) Any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the consideration received by Employee as a result of this Agreement;

               (h) Any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any stock transaction between Employee and the Company, including but not limited to any transactions pursuant to the November Stock Option Agreement, the Option Exchange Grants, the Option Exchange Program, March Stock Option Agreement, the Stock Option Plan and/or the 2002 Reduction-in-Force Program; and

               (i) Any and all claims for attorneys' fees and costs.

     Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     5. Civil Code Section 1542. Employee represents that she is not aware of any claim by her other than the claims that are released by this Agreement. Employee acknowledges that she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee, being aware of this code section, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

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     6.  Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Agreement; (b) she has forty-five (45) days within which to consider this Agreement; (c) she has been advised in writing by the Company of the class, unit, or group of individuals covered by the severance program, any eligibility factors for the program, any time limits applicable to the program, and the job titles and ages of all individuals who participated and did not participate in the program, as reflected in Exhibits A and B, attached hereto;
(d) she has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

     7. No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

     8. Confidentiality. The Parties acknowledge that Employee's agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all Parties relied in entering into this Agreement. Employee hereto agrees to maintain in strict confidence the contents and terms of this Agreement and the consideration for this Agreement (collectively referred to as "Settlement Information"). Employee agrees that she is permitted to disclose Settlement Information only to her immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee's counsel, her accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee further agrees that she will not publicize, directly or indirectly, any Settlement Information.

     9. No Cooperation. Employee agrees that she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Releasees, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

     10. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Releasees, and any tortious interference with the contracts, relationships and prospective economic advantage of the Releasees. Employee agrees that she shall direct all inquiries by potential future employers to the Company's Chief Executive Officer. The Company agrees that its current executive officers and members of the Company's board of directors shall refrain from any defamation, libel or slander of the Employee.

     11. Breach. Employee acknowledges and agrees that any breach of Sections 4, 5, or 9 by Employee shall constitute a material breach of the Agreement and shall entitle the Company immediately to recover the monetary consideration provided in Sections 1(a) and 1(b) and immediately to recover and/or cease paying or providing the consideration provided in Sections 1(c) and 1(d), except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys' fees and any and all damages incurred by the Company in: (a) enforcing Employee's obligations under Sections 4, 5, and 9, and (b) defending against a claim brought or pursued by Employee in violation of this Agreement.

     12. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on her behalf under the terms of this Agreement. Employee agrees and understands that she is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee's failure to pay, or Employee's delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

     13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims made or any potential claims; or an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

     14. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with the preparation of this Agreement.

     15. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES AND CALIFORNIA LAW, OR BY A JUDGE TO BE MUTUALLY AGREED UPON. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE

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ARBITRATION AWARD. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THEY ARE WAIVING ANY
RIGHT TO A JURY TRIAL FOR ANY AND ALL CLAIMS COVERED BY THIS AGREEMENT.

     16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     17. Returning Company Property. Employee agrees that no later than the Effective Date, she will deliver to the Company (and will not keep in her possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed or acquired by her or provided to her in connection with her employment with the Company or otherwise belonging to the Company, its successors or assigns.

     18. No Representations. Each Party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

     19. Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision or portion of the provision.

     20. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's employment with, compensation and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company (including the November Stock Option Agreement), with the exception of the Indemnification Agreement, the Proprietary Information Agreement, the Option Exchange Grants, the Option Exchange Program, the March Stock Option Agreement, the Stock Option Plan, and the 2002 Reduction-in-Force Program, all of which remain in full force and effect to the extent not inconsistent with the terms of this Agreement.

     21. No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

     22. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

     23. Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law principles. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

     24. Attorneys' Fees. Except as provided in Section 11, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

     25. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement, but no earlier than the Termination Date.

     26. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Signatures transmitted by facsimile shall have the same validity, force and effect as original signatures.

     27. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

         (a) They have read this Agreement;

         (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

         (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

         (d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                        NEW FOCUS, INC.


Dated: June 20, 2002                    By /s/ NICOLA PIGNATI
                                           -------------------------------------
                                           Nicola Pignati, President and Chief
                                           Executive Officer

                                        Elaine Fortier, an individual



Dated: June 23, 2002                       /s/ ELAINE FORTIER
                                           -------------------------------------
                                           Elaine Fortier